UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

United Therapeutics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

United Therapeutics Corporation is disclosing the information below in order to provide additional detail related to the disclosure regarding the amount of certain fees billed by our independent auditors, Ernst & Young LLP, for the 2010 fiscal year, as disclosed in our Definitive Proxy Statement filed with the Securities and Exchange Commission on May 2, 2011 (the “Proxy Statement”).

The amount of $672,777 billed to United Therapeutics by Ernst & Young LLP for the 2010 fiscal year and listed under the caption “Tax fees” in the Proxy Statement includes $526,027 for tax compliance services and $146,750 for tax consulting services (including tax advice and tax planning).  Accordingly, United Therapeutics’ audit, audit-related and tax compliance fees for the 2010 fiscal year totaled $1,184,143 and non-audit other fees for the 2010 fiscal year totaled $220,319.